EXHIBIT 10.1

META PLATFORMS, INC.
FOUNDER ALIGNMENT AGREEMENT
This Founder Alignment Agreement (this “Agreement”) is made as of October 20, 2026 (the “Execution Date”), by and between Meta Platforms, Inc., a Delaware corporation (the “Company”), and Mark Zuckerberg (the “Founder” and, together with the Company, the “Parties”). Capitalized terms used but not otherwise defined have the meaning set forth in Section 1.
RECITALS
WHEREAS, the Board of Directors (the “Board”) of the Company, acting upon the recommendation of a special committee of the Board duly appointed pursuant to Section 144 of the DGCL and comprised of disinterested directors with respect to matters set forth in this Agreement, and the Company’s stockholders have approved the adoption of an Amended and Restated Certificate of Incorporation of the Company (the “Amended & Restated Charter”) to authorize the creation of a non-voting class of common stock of the Company, par value $0.000006 per share, designated as “Class C Common Stock” (the “Class C Common Stock”), to be filed with the Secretary of State of the State of Delaware no later than two (2) business days after the Execution Date and effective January 19, 2027 (the “Amended & Restated Charter Effective Date”);
WHEREAS, the Board has declared a dividend of one (1) newly issued share of Class C Common Stock on each outstanding share of the Company’s Class A Common Stock, par value $0.000006 per share (the “Class A Common Stock”), and each outstanding share of the Company’s Class B Common Stock, par value $0.000006 per share (the “Class B Common Stock”), as of a record date the Board will determine in good faith therefor (the “Initial Class C Common Stock Dividend”), with the payment of such dividend to be made no later than the fifth business day following the Amended & Restated Charter Effective Date;
WHEREAS, a condition to the payment of the Initial Class C Common Stock Dividend is that this Agreement continues to be a valid and binding obligation of the Parties in full force and effect as of the payment of the Initial Class C Common Stock Dividend;
WHEREAS, the Company expects to issue shares of Class C Common Stock from time to time to raise capital, to fund acquisitions, to compensate employees, and for other general corporate purposes, each of which will dilute the economic interest of every stockholder, including the Founder;
WHEREAS, the Board has considered from time to time whether, in addition to the actions described above, it would be advisable and in the best interests of the Company to further the alignment between the interests of the Founder and the Company’s other stockholders by issuing to the Founder equity or equity-based incentive awards or other compensatory instruments of the kind granted to the Company’s other executive officers and/or of the kind granted to executive officers of certain of the Company’s peer companies, which would entail compensation expense and dilution borne by all of the Company’s stockholders;
WHEREAS, previously the Board, acting through its Compensation, Nominating & Governance Committee, determined, as disclosed in the Company’s annual proxy statements, that the Founder’s historical equity ownership sufficiently aligned his interests with those of the Company’s other stockholders such that no equity or equity-based incentive awards or other compensatory instruments were warranted, and since 2013, the Founder has not received any such award or other compensatory instrument;
WHEREAS, the Board has determined that the alignment between the interests of the Founder and the Company’s other stockholders is best preserved, and compensation expense and dilution of all of the Company stockholders are best avoided, through the Founder’s continued executive service at the Company and his retention of a substantial economic ownership interest in addition to his majority voting interest;
WHEREAS, the Founder will receive the Initial Class C Common Stock Dividend and any Additional Dividend solely in his capacity as a stockholder, pro rata with and on the same terms as every other holder of Class A Common Stock and Class B Common Stock (other than as set forth in this Agreement); and
WHEREAS, in furtherance of the foregoing and as a condition to the payment of the Initial Class C Common Stock Dividend, the Founder has agreed, on behalf of himself and the Holder Group, to the restrictions on the Sale of Stapled Class

C Shares set forth herein, including a requirement, commencing on the payment of the Initial Class C Common Stock Dividend and subject to the terms set forth herein, that the Holder Group must Sell or convert a proportionate number of shares of Class B Common Stock or Sell a proportionate number of shares of Class A Common Stock, or apply Stapling Credits, for every Sale of Stapled Class C Shares by the Holder Group as set forth herein, and the Founder has agreed to the further covenants set forth in Sections 4, 6 and 8.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration the receipt and adequacy of which the Parties acknowledge, the Parties hereby agree as follows:
1.Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:
“30-Day Trailing Average Price” shall mean the volume-weighted average share price (as reported on Bloomberg, or, if Bloomberg data is not available, then as reported on a service of international reputation as chosen by an Authorized Committee) of the Company’s Class C Common Stock for the thirty (30) consecutive trading days immediately preceding the applicable reference date, as adjusted for stock splits, stock dividends, recapitalizations and other equitable adjustments.
“Additional Dividend” shall have the meaning set forth in Section 5(b).
“Additional Dividend Date” shall mean with respect to each Doubling Event, the first date following the payment of the Initial Class C Common Stock Dividend on which both (i) such Doubling Event has occurred and (ii) the IRR Threshold has been achieved; provided that more than one Additional Dividend Date may occur on the same date with respect to different Doubling Events in accordance with this Agreement; provided, further, that no Additional Dividend Date shall occur following the Founder’s death.
“Agreement” shall have the meaning set forth in the Preamble.
“Amended & Restated Charter” shall have the meaning set forth in the Recitals.
“Amended & Restated Charter Effective Date” shall have the meaning set forth in the Recitals.
“Authorized Committee” shall mean either (i) a special committee of the Board consisting of at least two (2) directors or (ii) the Audit & Privacy Committee (or any successor thereto) of the Board, in each case, each of whose members the Board has determined to be a disinterested director with respect to the matters set forth in this Agreement pursuant to Section 144 of the DGCL.
“Board” shall have the meaning set forth in the Recitals.
“Calendar Quarter” shall have the meaning set forth in Section 5(a).
“Class A Common Stock” shall have the meaning set forth in the Recitals.
“Class B Common Stock” shall have the meaning set forth in the Recitals.
“Class C Common Stock” shall have the meaning set forth in the Recitals.
“Code” shall have the meaning set forth in Section 13(c).
“Common Stock” shall mean the Class A Common Stock, Class B Common Stock and Class C Common Stock, collectively.
“Company” shall have the meaning set forth in the Preamble.
“Company Sale or Recapitalization” shall have the meaning set forth in Section 8.
“Continued Leadership Condition” shall mean, as of the date of determination, that the Founder remains employed by the Company on the executive team or as the Executive Chair of the Board, in either case, on a full-time basis.
“Cure Notice” shall have the meaning set forth in Section 2(c)(iv).
“Cure Period” shall have the meaning set forth in Section 2(c)(iv).

“DGCL” shall mean the General Corporation Law of the State of Delaware, as the same shall be in effect from time to time.
“Dividend Certificate” shall have the meaning set forth in Section 5(b).
“Doubling Event” shall mean with respect to each applicable doubling factor (i.e., initially 2x, then 4x, then 8x, then 16x, etc.), the first date on which the 30-Day Trailing Average Price is equal to or greater than such doubling factor multiplied by the Initial 30-Day Trailing Average Price; provided that each such doubling factor may constitute a Doubling Event only once and be eligible for only one Additional Dividend.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Execution Date” shall have the meaning set forth in the Preamble.
“Founder” shall have the meaning set forth in the Preamble.
“Founder Action” shall have the meaning set forth in Section 13(k).
“Founder Representative” shall have the meaning set forth in Section 13(k).
“Holder Group” shall mean the Founder and his Permitted Transferees.
“Incapacitated” shall have the meanings set forth in Section 13(k).
“Indemnification Agreement” means the Indemnification Agreement, dated as of April 10, 2019, between the Company and the Founder, as may be amended from time to time in accordance with its terms with the approval of an Authorized Committee.
“Independent Expert” shall have the meaning set forth in Section 5(e).
“Initial 30-Day Trailing Average Price” shall mean the 30-Day Trailing Average Price of the Company’s Class A Common Stock (and not Class C Common Stock) on September 10, 2026 (the “Initial 30-Day Trailing Average Price Reference Date”) of $580.60 per share based on Bloomberg volume-weighted average price data, as adjusted for stock splits, stock dividends (including the Initial Class C Common Stock Dividend), recapitalizations and other equitable adjustments.
“Initial Class C Common Stock Dividend” shall have the meaning set forth in the Recitals.
“Insider Trading Policy” shall have the meaning set forth in Section 4.
“Intended Tax Treatment” shall have the meaning set forth in Section 13(c).
“IRR” shall mean, as of any measurement date, the compound annualized shareholder return for the period from the Initial 30-Day Trailing Average Price Reference Date through such measurement date calculated on a per-share basis using the equitably adjusted Initial 30-Day Trailing Average Price (i.e., $290.30 per share) as the initial value (subject to the pre-Initial Class C Common Stock Dividend adjustment described in clause (i) below) and giving effect to the reinvestment of cash dividends and other cash distributions as set forth below, determined assuming that:
(i)prior to the date of payment of the Initial Class C Common Stock Dividend, each cash dividend or other cash distribution with an ex-dividend date during the measurement period shall be reinvested on such ex-dividend date in additional fractional shares of Class A Common Stock at the closing price of Class A Common Stock as of such ex-dividend date, in each case calculated without giving effect to the equitable adjustment for the Initial Class C Common Stock Dividend (such that the initial value for purposes of such calculation shall be the Initial 30-Day Trailing Average Price), and, upon payment of the Initial Class C Common Stock Dividend, all applicable per-share values shall be equitably adjusted to reflect the Initial Class C Common Stock Dividend;
(ii)after the date of payment of the Initial Class C Common Stock Dividend, each cash dividend or other cash distribution with an ex-dividend date during the measurement period is reinvested on such ex-dividend date in additional fractional shares of Class C Common Stock at the closing price of Class C Common Stock as of such ex-dividend date;
(iii)the value of such notional investment as of the measurement date will be calculated assuming ownership of one (1) share of Class A Common Stock deemed initially held based on the equitably adjusted Initial 30-Day

Trailing Average Price of $290.30 per share, and all additional shares and fractional shares acquired through such reinvestment, multiplied by the 30-Day Trailing Average Price as of such measurement date; and
(iv)such total return is annualized by raising (a) the quotient obtained by dividing (x) such value in the preceding clause (iii) by (y) the equitably adjusted Initial 30-Day Trailing Average Price to (b) a power equal to (x) 365 divided by (y) the number of calendar days elapsed in such period and (c) subtracting one (1); provided that all applicable share prices and per-share cash dividends or distributions shall be equitably adjusted to reflect the Initial Class C Common Stock Dividend and any stock split, stock dividend, recapitalization, spin-off, split-off or similar event.
An illustrative example of the calculation of IRR is included as Schedule I.
“IRR Threshold” shall mean, as of any measurement date, that the IRR is no less than 10%.
“Parties” shall have the meaning set forth in the Preamble.
“Permitted Transfer” shall have the meaning set forth in the Amended & Restated Charter, as if such definition applied to the shares of Class A Common Stock and Class C Common Stock as well, mutatis mutandis.
“Permitted Transferee” shall mean, with respect to the Founder (i) any Permitted Transferee as defined in Article IV, Section 4.9 of the Amended & Restated Charter that has received a Transfer of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, so long as such person meets the requirements of the exception set forth in Article IV, Section 4.9 of the Amended & Restated Charter applicable to such person (and, if such person holds shares of Class A Common Stock or Class C Common Stock, such person meets the requirements of the applicable exception set forth in Article IV, Section 4.9 of the Amended & Restated Charter as if such shares of Class A Common Stock or Class C Common Stock were Class B Common Stock thereunder, mutatis mutandis) and (ii) any other person that has received a Transfer of shares of Class A Common Stock or Class C Common Stock in a charitable or estate planning transfer that the Founder has certified to the Company (which certificate shall be treated confidentially by the Company) prior to such Transfer its treatment as a Permitted Transferee for all purposes hereunder.
“person” shall mean any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, personal representative, unincorporated organization or other entity.
“Post-Leadership Stapling Number” shall mean, with respect to an Additional Dividend, a number of shares of Class C Common Stock (rounded up to the nearest whole share) equal to (i) the total number of shares of Class C Common Stock payable to the Holder Group in connection with such Additional Dividend multiplied by (ii) a fraction (in the case of each term in this clause (ii), determined as of the most recent date the Continued Leadership Condition was satisfied), (A) the numerator of which is the sum of (x) the number of shares of Class B Common Stock, in the aggregate, held by the Holder Group as of such date plus (y) the number of Stapled Class C Shares held by the Holder Group as of such date and (B) the denominator of which is the total number of shares of Common Stock held by the Holder Group as of such date.
“Qualifying Release Quarter” shall mean a Calendar Quarter in which the Continued Leadership Condition has been satisfied for all times during such Calendar Quarter.
“Sell,” “Sold” or “Sale” with respect to a share of Class A Common Stock, Class B Common Stock or Class C Common Stock shall mean any Transfer within the meaning of Article IV of the Amended & Restated Charter (other than a Permitted Transfer) of such share resulting in the loss of direct or indirect pecuniary interest (as determined under Rule 16a-1 under the Exchange Act) in such share immediately following such Transfer, whether or not for value and whether voluntary or involuntary or by operation of law, excluding any Transfer to a member of the Holder Group.
“Stapled Class C Shares” shall mean (i) a number of shares of Class C Common Stock equal to 80% of the aggregate number of shares of Class C Common Stock issued to members of the Holder Group in connection with the payment of the Initial Class C Common Stock Dividend and (ii) any shares of Class C Common Stock deemed to be Stapled Class C Shares pursuant to Section 5(b) hereof, it being agreed that at the time of the payment of the Initial Class C Common Stock Dividend and from time to time thereafter, the Founder shall have the right to designate which shares of Class C Common Stock held by the Holder Group are the Stapled Class C Shares by delivering a certificate to the Company setting forth such designation (which may be amended or supplemented by the Founder from time to time); provided that any Stapled Class C Share that is the subject of a Permitted Transfer to a Permitted Transferee shall remain a Stapled Class C Share following such Permitted Transfer until such Stapled Class C Share is redesignated or becomes an Unstapled Class C Share pursuant to the terms of this Agreement, and the Permitted Transferee shall be subject to all terms and conditions set forth herein until the Stapled

Class C Shares held by such Permitted Transferee are redesignated or become Unstapled Class C Shares pursuant to the terms of this Agreement.
“Stapling Credit” shall have the meaning set forth in Section 2(d)(i).
“Transfer” shall have the meaning set forth in the Amended & Restated Charter as if such definition applied to the shares of Class A Common Stock and Class C Common Stock as well, mutatis mutandis.
“Unstapled Class C Shares” shall mean any shares of Class C Common Stock that are not Stapled Class C Shares.
“Unstapling Capacity” shall mean, as of a specified time, the sum of (i) the number of shares of Class A Common Stock and Class B Common Stock then held by the Holder Group and (ii) the number of then available and unapplied Stapling Credits.
“Unstapling Ratio” shall mean, as of immediately prior to any Sale of Stapled Class C Shares, (i) if the number of Stapled Class C Shares then held by the Holder Group is less than or equal to the Unstapling Capacity, one (1), and (ii) if the number of Stapled Class C Shares then held by the Holder Group is greater than the Unstapling Capacity, a fraction, (x) the numerator of which is the Unstapling Capacity and (y) the denominator of which is the number of Stapled Class C Shares then held by the Holder Group.
2.Sales of Class C Common Stock.
(a)From and after the payment of the Initial Class C Common Stock Dividend, the Founder shall not, and shall cause each member of the Holder Group not to, Sell any Stapled Class C Shares, unless, in connection with any Sale of Stapled Class C Shares, (i) a member of the Holder Group, no later than two (2) business days after the settlement date of such Sale, either (A) Sells a number of shares of Class A Common Stock or Class B Common Stock, or (B) converts a number of shares of Class B Common Stock into shares of Class A Common Stock, or any combination thereof, in each case of clause (A) and (B), equal in the aggregate to the product (rounded up to the nearest whole share) of the number of Stapled Class C Shares so Sold and the Unstapling Ratio, or (ii) Stapling Credits equal to the product of the number of Stapled Class C Shares so Sold and the Unstapling Ratio are applied to such Sale pursuant to Section 2(d), it being agreed that, unless otherwise designated by the Founder, any Stapling Credits then accrued and not previously applied shall automatically be applied to any Sale at a rate of a number of Stapling Credits equal to the Unstapling Ratio per Stapled Class C Share Sold, until all such Stapling Credits have been exhausted, and the requirements of Section 2(a)(i) shall apply only to Stapled Class C Shares Sold in such Sale for which no Stapling Credit remains available.
(b)The Company shall not (i) instruct or permit its transfer agent to process the de-legending of any Stapled Class C Shares in violation of this Agreement or (ii) preclear or approve any 10b5-1 trading arrangement providing for any Sale of Stapled Class C Shares in violation of this Agreement. The Stapled Class C Shares held by the Holder Group will be subject to restrictive legends, stop transfer orders, or other appropriate instructions in place with the Company’s transfer agent. In furtherance of the foregoing, the Company shall cooperate promptly with the Holder Group and instruct its transfer agent as necessary to promptly remove such restrictive legends, stop transfer orders, or instructions, as applicable, with respect to any (a) Stapled Class C Shares that are Sold by any member of the Holder Group in compliance with this Agreement (including by the application of Stapling Credits pursuant to Section 2(d)) or (b) Stapled Class C Shares that become Unstapled Class C Shares pursuant to the terms of this Agreement, and enable the Holder Group to settle such transactions promptly; provided that to the extent any Stapled Class C Shares are held in a brokerage account or by a bank or other nominee (i.e., in “street name”), the Founder agrees, and agrees to cause the Holder Group, to provide the Company with reasonably current updates regarding account statements of such holdings, so that the Company may ensure compliance hereunder, and Founder agrees to direct its broker or bank or other nominee to comply with the terms of this Agreement.
(c)Stapling Condition; Automatic Conversion.
(i)Subject to Section 2(c)(iv), if at any time a member of the Holder Group Sells Stapled Class C Shares in violation of Section 2(a), then the Holder Group shall be deemed to have irrevocably converted a number of shares of Class B Common Stock owned by the Holder Group equal to the product (rounded up to the nearest whole share) of (A) the number of such Stapled Class C Shares Sold in violation of Section 2(a) and (B) the Unstapling Ratio, automatically and without any further action, into an equal number of fully paid and nonassessable shares of Class A Common Stock, with such conversion allocated among the

Holder Group as designated by the Founder from time to time. Upon any such conversion of shares of Class B Common Stock to Class A Common Stock, all rights of the applicable member of the Holder Group of such shares of Class B Common Stock shall cease and the applicable member of the Holder Group in whose name or names the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
(ii)On behalf of each member of the Holder Group, the Founder authorizes the Company and its transfer agent to take any and all actions that may be necessary to cause any such conversion to occur, whether or not such member of the Holder Group has taken any action with respect thereto, including the Company providing appropriate instruction on behalf of such member of the Holder Group to its transfer agent to effect such conversion. On behalf of the Holder Group, the Founder agrees that the automatic conversion set forth in Section 2(c)(i) above shall apply to the shares of Class B Common Stock held by the Holder Group as designated by the Founder or, if the Founder fails to so designate within five (5) business days of receiving notice from the Company of the failure to comply with Section 2(a), (1) first, to shares of Class B Common Stock owned beneficially and of record by the member of the Holder Group that is Selling Stapled Class C Shares and (2) for any remaining Stapled Class C Shares that remain unaccounted for, to shares of Class B Common Stock owned beneficially and of record by the other members of the Holder Group proportionately based on the number of shares of Class B Common Stock then held by each such member of the Holder Group, or in accordance with any other order that the Founder has designated from time to time.
(iii)The Founder shall, and shall cause each member of the Holder Group to, cooperate fully with the Company in connection with any conversion pursuant to Section 2(c)(i), and shall take all such actions as may be necessary or desirable to cause the documentation and implementation of such conversion as promptly as practicable, including delivering, or causing to be delivered, to the Company’s transfer agent such documentation as the transfer agent may reasonably require.
(iv)Notwithstanding Section 2(c)(i), if any Stapled Class C Shares are Sold in violation of Section 2(a) as a result of an inadvertent error (including any error by any member of the Holder Group or any of their respective brokers, custodians or other agents, the transfer agent or the Company), no conversion of shares of Class B Common Stock shall occur under this Section 2(c) in respect of such Stapled Class C Shares, and such Sale shall be deemed for all purposes of this Agreement to have been made in compliance with Section 2(a) and shall not constitute a breach of this Agreement, if, prior to the expiration of the period ending five (5) trading days after the earlier of (1) the date on which the Company gives the Founder written notice of such Sale, which the Company shall promptly do upon being made aware of the Sale, and (2) the date on which the Founder gives the Company written notice of such Sale, which the Founder shall promptly do upon being made aware of the Sale (such period, the “Cure Period”), the Holder Group (A) Sells a number of shares of Class A Common Stock or Class B Common Stock, or converts a number of shares of Class B Common Stock into shares of Class A Common Stock, or any combination thereof, in the aggregate amount as would have been required in connection with a compliant Sale pursuant to Section 2(a)(i), (B) causes such Sale to be rescinded or unwound such that the Holder Group again owns such Stapled Class C Shares, beneficially and of record, or (C) designates a number of Unstapled Class C Shares equal to the number of such Stapled Class C Shares Sold in violation of Section 2(a) as Stapled Class C Shares for all purposes of this Agreement, in which case the Stapled Class C Shares so Sold shall be deemed to have been Unstapled Class C Shares at the time of such Sale. The foregoing shall apply only if, prior to the expiration of the Cure Period, the Founder delivers to the Company written notice describing such Sale of Stapled Class C Shares and the action taken by the Holder Group pursuant to clause (A), (B) or (C) above (a “Cure Notice”), which Cure Notice shall also constitute the Founder’s written notice of such Sale for purposes of clause (2) above. No conversion of Class B Common Stock to Class A Common Stock pursuant to Section 2(c)(i) in respect of any Stapled Class C Shares Sold in violation of Section 2(a) shall be effective, and the Company shall not instruct the transfer agent to give effect to any such conversion, unless and until the applicable Cure Period has expired without such Sale having been cured in accordance with this Section 2(c)(iv), in which case such conversion shall be effective as of the close of regular trading on the last trading day of such Cure Period.
(d)Stapling Credits.
(i)The Holder Group shall accrue one (1) credit (each, a “Stapling Credit”) for (A) each share of Class A Common Stock or Class B Common Stock that is Sold by any member of the Holder Group and

(B) each share of Class B Common Stock that is converted by any member of the Holder Group into a share of Class A Common Stock, in each case at any time from and after the payment of the Initial Class C Common Stock Dividend, whether or not any Sale of Stapled Class C Shares is then contemplated; provided that no Stapling Credit shall accrue in respect of (1) any Sale or conversion made in satisfaction of Section 2(a)(i) or Section 2(c)(iv)(A) or (2) any conversion of shares of Class B Common Stock occurring pursuant to Section 2(c)(i). The automatic conversion of a share of Class B Common Stock into a share of Class A Common Stock upon its Sale pursuant to the Amended & Restated Charter shall give rise to one (1) Stapling Credit only.
(ii)Stapling Credits shall not expire and may be applied to any Sale of Stapled Class C Shares regardless of the period of time elapsed between the Sale or conversion giving rise to the Stapling Credit and such Sale of Stapled Class C Shares. Stapling Credits may be accrued, held and applied in fractional amounts.
(iii)Upon each Sale of Stapled Class C Shares by a member of the Holder Group that is not accompanied by a Sale or conversion pursuant to Section 2(a)(i) because the Founder has designated as such, Stapling Credits then accrued and not previously applied shall automatically be applied in accordance with Section 2(a)(ii) with respect to such Sale. A Sale of Stapled Class C Shares to which Stapling Credits are applied shall be deemed for all purposes of this Agreement to have been made in compliance with Section 2(a), and no conversion of shares of Class B Common Stock shall occur under Section 2(c) in respect of such Sale.
(iv)The number of unapplied Stapling Credits shall be equitably adjusted for any stock split, reverse stock split, combination, reclassification or similar event affecting the Class A Common Stock, Class B Common Stock or Class C Common Stock (other than any Additional Dividend), so that one (1) Stapling Credit continues to correspond to one (1) share of Class A Common Stock or Class B Common Stock.
3.Sales or Transfers of Class A Common Stock, Class B Common Stock and Class C Common Stock. Except as set forth in Section 4 and any applicable requirement set forth in the Amended & Restated Charter for a share of Class B Common Stock to convert to a share of Class A Common Stock (but subject to any exception to such conversion set forth in the Amended & Restated Charter), this Agreement shall not limit or restrict any member of the Holder Group’s ability to Sell or otherwise transact in any shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock (other than Sales of Stapled Class C Shares).
4.Insider Trading Policy. The Founder shall cause each member of the Holder Group to comply with the Meta Platforms, Inc. Insider Trading Policy in effect from time to time (the “Insider Trading Policy”), with respect to the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and all other Company securities.
5.Release from Stapling; Additional Dividends.
(a)Notwithstanding anything to the contrary in this Agreement, beginning on the last day of the first full calendar quarter that occurs following the payment of the Initial Class C Common Stock Dividend (e.g., if the Initial Class C Common Stock Dividend is paid on January 10, 2027, the first release of Stapled Class C Shares from the Sale restrictions as set forth in this Section 5(a) shall occur on June 30, 2027) and on the last day of each calendar quarter thereafter (each, a “Calendar Quarter”) in each case where such Calendar Quarter is a Qualifying Release Quarter (until there has occurred for thirty-two (32) Qualifying Release Quarters) a number of Stapled Class C Shares then held by the Holder Group equal to two and one-half percent (2.5%) of the number of shares of Class C Common Stock issued to the Holder Group in the Initial Class C Common Stock Dividend (as equitably adjusted for any stock split, reverse stock split, combination, reclassification or similar event affecting the Class A Common Stock, Class B Common Stock or Class C Common Stock (other than any Additional Dividend)) shall be released from the Sale restrictions set forth in Section 2 of this Agreement (allocated among the Holder Group as determined by the Founder from time to time) and, upon such release, shall be deemed to be Unstapled Class C Shares; provided that the failure of the Continued Leadership Condition shall not result in the forfeiture of, or otherwise affect the Holder Group’s ownership of, any share of Class C Common Stock, and that shares not released from the Sale restrictions set forth in Section 2 of this Agreement shall continue to be held by the applicable member(s) of the Holder Group and shall remain subject to Section 2. It is agreed that upon the thirty-second (32nd) Qualifying Release Quarter (which need not be over consecutive Calendar Quarters), all remaining Stapled Class C Shares then held by the Holder Group (equitably adjusted as noted above) shall be released from the Sale restrictions set forth in Section 2 of this

Agreement and shall be deemed to be Unstapled Class C Shares. In addition, notwithstanding Section 5(b) or anything else to the contrary in this Agreement, at the first time at which the Holder Group no longer holds any shares of Class B Common Stock (whether as a result of Sale, conversion or otherwise), (i) all Stapled Class C Shares then held by the Holder Group shall be released from the Sale restrictions set forth in Section 2 and shall be deemed to be Unstapled Class C Shares and (ii) from and after such time, no shares of Class C Common Stock held or thereafter acquired by the Holder Group shall be or be deemed to be Stapled Class C Shares for any purpose of this Agreement.
(b)Notwithstanding anything to the contrary in this Agreement but subject to the procedures set forth in Section 5(e), if either the Founder or the Company determines that an Additional Dividend Date has occurred, such Party may deliver to the Board a certificate signed by an authorized representative of the Founder or an officer of the Company, as applicable, in a form prescribed by the Company (a “Dividend Certificate”) certifying the occurrence of an Additional Dividend Date and setting forth in reasonable detail (i) the Additional Dividend Date, (ii) the Doubling Event that occurred in connection with such Additional Dividend Date and (iii) the IRR as of the Additional Dividend Date. The Board shall, no later than ten (10) business days following the delivery of a Dividend Certificate (or, if the Dividend Certificate has been objected to pursuant to Section 5(e), the date on which such objection is resolved with the conclusion that an Additional Dividend Date has in fact occurred), declare, and, within a reasonable period of time following such declaration, the Company shall pay an Additional Dividend of one (1) share of Class C Common Stock (none of which shall be deemed to be Stapled Class C Shares if the Continued Leadership Condition is satisfied on the Additional Dividend Date) on each then outstanding share of Class A Common Stock, Class B Common Stock and Class C Common Stock (such dividend, an “Additional Dividend”), subject to Section 173 of the DGCL; provided, that if an Additional Dividend cannot be paid in compliance with Section 173 of the DGCL at such time, the Board shall, promptly following such time as it determines that the conditions set forth in Section 173 of the DGCL are satisfied, declare, and, within a reasonable period of time following such declaration, the Company shall pay such Additional Dividend. If the Continued Leadership Condition is not satisfied on the Additional Dividend Date, it is agreed that a number of shares of Class C Common Stock received by the Holder Group in respect of such Additional Dividend equal to the Post-Leadership Stapling Number shall be deemed to be Stapled Class C Shares for all purposes under this Agreement and shall be subject to Section 2 (it being agreed that the allocation of the Stapled Class C Shares and Unstapled Class C Shares of the Class C Common Stock issued in such Additional Dividend shall be as designated by the Founder or, if the Founder has not so designated within ten (10) business days following the payment of such Additional Dividend, allocated among the members of the Holder Group pro rata based on the number of shares of Class C Common Stock received by each in such Additional Dividend); provided that if, following such Additional Dividend Date, the Founder resumes service such that the Continued Leadership Condition is satisfied for a period of at least six (6) consecutive months, then on the date that marks the six (6) month anniversary of the Founder’s resumption of service to the Company, such Stapled Class C Shares shall automatically be released from the Sale restrictions set forth in Section 2 and shall be deemed Unstapled Class C Shares. If the Board fails to declare and pay any Additional Dividend within the periods set forth in this Section 5(b) at a time when payment of such Additional Dividend is permitted by Section 173 of the DGCL, then a number of Stapled Class C Shares then held by the Holder Group equal to the number of shares of Class C Common Stock that the Holder Group would have received in such Additional Dividend (or, if fewer, all remaining Stapled Class C Shares) shall automatically be deemed to be Unstapled Class C Shares; provided that any such release shall not relieve the Company of its obligation to declare and pay such Additional Dividend.
(c)Except as expressly provided for therein in such definitions, no adjustments shall be made to the 30-Day Trailing Average Price nor the Initial 30-Day Trailing Average Price for any issuance of equity for, among other reasons, acquisitions, stock-based compensation or general corporate purposes, including AI-infrastructure investments.
(d)It is expressly agreed that (i) an Additional Dividend Date shall occur on the first date that both of the conditions thereof are satisfied, (ii) the failure of the occurrence of a Doubling Event if the IRR Threshold is met or the failure of the IRR Threshold to be met if there is a Doubling Event will not result in the forfeiture of an Additional Dividend and (iii) an Additional Dividend shall be declared and paid in accordance with the terms of this Agreement if and when both of the conditions are satisfied. By way of illustration, if the first Doubling Event occurs, but as of such date, the IRR Threshold has not been met, an Additional Dividend Date shall still occur if, when the IRR Threshold has been met, the Doubling Event condition remains satisfied. There are expressly no time conditions to the occurrence of any Additional Dividend Date other than as set forth in the definition thereof. For the avoidance of doubt, if more than one Additional Dividend Date occurs on the same date with respect to different Doubling Events, a separate Additional Dividend shall be declared and paid in respect of each such Additional Dividend Date.
(e)The Party that did not deliver the Dividend Certificate may, acting in good faith, deliver to the Party delivering such Dividend Certificate a written objection to the calculation set forth in the Dividend Certificate, which objection shall set forth in reasonable detail the basis for such objection to such calculation. If a written objection is not delivered within five (5) business days following delivery of such Dividend Certificate, such Dividend Certificate shall be final and binding on the Parties. If a timely objection is delivered, the Parties shall cooperate in good faith to resolve such objection as promptly as practicable within fifteen (15) business days, and if such Parties are unable to resolve and do not otherwise mutually agree in writing to extend such resolution period, either Party may submit the matters remaining in dispute to a nationally recognized independent accounting firm or investment bank mutually agreed upon by the Founder and an Authorized Committee (or, if they are unable to so agree within five (5) business days, each of the Founder and the Authorized Committee shall select one such firm and the two firms so selected shall jointly select a third such firm) (the actual firm chosen, the “Independent Expert”), which shall be instructed to determine, acting as an expert and not as an arbitrator and solely on the basis of the terms of this Agreement and the written submissions of the Parties, the matters set forth in the Dividend Certificate that remain in dispute and, based solely on that determination, whether an Additional Dividend Date has occurred and, if so, the Additional Dividend Date, within twenty (20) business days following its engagement. The determination of the Independent Expert shall be final and binding on the Parties absent manifest error. The Parties will cooperate in good faith and use reasonable best efforts to execute a customary engagement agreement with the Independent Expert. The fees and expenses of the Independent Expert shall be borne by the Company.
6.Residence Condition. For eight (8) years following the Execution Date, for so long as the Continued Leadership Condition is satisfied, the Founder commits to remaining a resident of the State of California or any other jurisdiction in which the Company maintains its corporate headquarters unless there are material unforeseen circumstances that would render it prudent or advisable for him to reside elsewhere.
7.Repurchases of Common Stock. From and after the date of the Initial Class C Common Stock Dividend, to the extent the Company, with the approval of the Board, determines to repurchase or buy back shares of Class A Common Stock, the Company and the Board shall in good faith, use its best efforts to contemporaneously repurchase or buy back a number of shares of Class C Common Stock at least equal to the number of shares of Class A Common Stock repurchased or bought back on an aggregate basis.
8.Company Sale and Equal Status. To the extent that any transaction is, or series of related transactions are, (a) a merger, consolidation, conversion or other business combination requiring the approval of the holders of the Company’s capital stock (whether or not the Company is the surviving entity) or acquisition of all or substantially all of the Company’s assets, (b) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock or (c) any tender or exchange offer by the Company to acquire any shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (any such transaction, a “Company Sale or Recapitalization”), no member of the Holder Group shall sell, transfer, exchange or convert, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock or Class C Common Stock in, or in a transaction related to, such Company Sale or Recapitalization, for (x) with respect to such member’s shares of Class A Common Stock, an amount per share greater than that received in such Company Sale or Recapitalization by the holders of Class A Common Stock, or a form of consideration different from the form that holders of Class A Common Stock would receive, or may elect to receive, in such Company Sale or Recapitalization, (y) with respect to such member’s shares of Class B Common Stock, an amount per share greater than that received in such Company Sale or Recapitalization by the other holders of Class B Common Stock, or a form of consideration different from the form that other holders of Class B Common Stock would receive, or may elect to receive, in such Company Sale or Recapitalization, or (z) with respect to such member’s shares of Class C Common Stock, an amount per share greater than that received in such Company Sale or Recapitalization by the other holders of Class C Common Stock, or a form of consideration different from the form that other holders of Class C Common Stock would receive, or may elect to receive, in such Company Sale or Recapitalization.
9.Administration of this Agreement. The Company shall establish, from time to time, such policies and procedures relating to the general administration of the terms of this Agreement, any Sales of Class A Common Stock, Class B Common Stock or Class C Common Stock permitted hereunder and any conversion of Class B Common Stock to Class A Common Stock contemplated hereby, as it may deem necessary or advisable, in each case in full compliance with the terms hereof, and shall deliver notice to the members of the Holder Group of the restrictions placed on their shares of Class B Common Stock and Class C Common Stock by this Agreement and by the Amended & Restated Charter in accordance with Sections 151(f) and 202(a) of the DGCL. A determination by an Authorized Committee made after at least five (5) business days’ prior written notice to the Founder specifying the basis for such determination and affording the Founder a reasonable opportunity to respond during such period, and, with respect to any conversion arising from an inadvertent error described in Section 2(c)(iv), only after expiration of the applicable Cure Period without cure, that a conversion of Class B Common Stock to Class A Common Stock pursuant to Section 2(c) hereof has occurred shall be conclusive absent manifest error.
10.Scope of this Agreement. This Agreement shall not in any way constitute an amendment, modification, supplement or waiver of any right, preference, privilege, term or provision set forth or contained in the Amended & Restated Charter.
11.Termination. Except as set forth in this Section 11, this Agreement may be terminated only by a written instrument that has been approved by an Authorized Committee and executed by the Founder and the Company. This Agreement and the transfer restrictions set forth herein shall be effective immediately upon execution and delivery of this Agreement by the Founder and the Company; provided that the Founder’s obligations set forth in Section 2 shall only become effective upon payment of the Initial Class C Common Stock Dividend. No additional triggering event or condition precedent shall be required for the restrictions set forth in Section 2 to become operative. In addition, (a) the Founder may terminate this Agreement upon written notice to the Company if: (i) the Amended & Restated Charter is not filed with the Secretary of State of the State of Delaware within two (2) business days of the Execution Date, (ii) the Amended & Restated Charter is not effective by the Amended & Restated Charter Effective Date or any extension of the Amended & Restated Charter Effective Date agreed upon by the Parties, (iii) the Initial Class C Common Stock Dividend shall not have been paid by the Company within five (5) business days following the Amended & Restated Charter Effective Date, subject to Section 173 of the DGCL (as such date may be extended by written agreement between the Parties), (iv) there occurs any material breach of this Agreement by the Company that, if capable of being cured, has not been cured within thirty (30) days following the Company’s receipt of written notice from the Founder describing such breach in reasonable detail or (v) any material commitment of the Company hereunder (or in any provision of the Amended & Restated Charter added in connection with the matters contemplated by this Agreement) ceases to be in full force and effect or is modified without the Founder’s prior written consent; and (b) upon approval by an Authorized Committee, the Company may terminate this Agreement upon written notice to the Founder (i) upon any material breach of this Agreement by the Founder that, if capable of being cured, has not been cured within thirty (30) days following the Founder’s receipt of written notice from the Company describing such breach in reasonable detail or (ii) if any material commitment of the Founder hereunder (or in any provision of the Amended & Restated Charter added in connection with the matters contemplated by this Agreement) ceases to be in full force and effect or is modified without the Company’s prior written consent.
12.Company Actions. The Company shall take all action necessary to (a) file the Amended & Restated Charter with the Secretary of State of the State of Delaware no later than two (2) business days after the Execution Date and to cause the Amended & Restated Charter to be effective on the Amended & Restated Charter Effective Date or any extension of the Amended & Restated Charter Effective Date agreed upon by the Parties and (b) declare the Initial Class C Common Stock Dividend with a record date complying with Section 213(c) of the DGCL and a payment date that is within five (5) business days following the Amended & Restated Charter Effective Date.
13.Miscellaneous.
(a)Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred (whether by operation of law or otherwise) by either Party without the prior written consent of the other Party, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that the Company may assign or transfer this Agreement to a successor entity in connection with any merger, consolidation, conversion, reorganization or business combination transaction. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities of any nature whatsoever under or by reason of this Agreement.
(b)Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement is not an employment agreement and does not amend or supersede the Founder’s offer letter with the Company. All determinations with respect to the Founder’s compensation (if any) are and remain within the authority of the Board and its Compensation, Nominating & Governance Committee.
(c)Tax Treatment. The Parties agree that the Initial Class C Common Stock Dividend and any Additional Dividend are each intended to qualify as a stock dividend described in Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall take no contrary position on any U.S. federal or applicable state or local tax return unless required by applicable law (such tax treatment, the “Intended Tax Treatment”). In the event any change in applicable law, or the interpretation or application of any applicable law, or any change in circumstances, is reasonably expected to impact such Intended Tax Treatment, the Parties (in the case of the Company acting through an Authorized Committee) shall cooperate in good faith to restructure the Initial Class C Common Stock Dividend and/or any Additional Dividend, including by effecting the same as a recapitalization for U.S. federal income tax purposes, to the extent reasonably necessary to place the Parties, as nearly as possible, in the same position as if the Intended Tax Treatment had been respected, while preserving their respective governance, economic and other interests under this Agreement. The Parties further intend and agree that they shall reasonably cooperate with each other in connection with any audit, examination or other proceeding by any taxing authority relating to the tax treatment of the Initial Class C Common Stock Dividend, any Additional Dividend or the restrictions set forth in this Agreement, including by providing reasonably requested information and documentation and by promptly notifying the other Party of any such audit, examination or proceeding. Except as set forth in Section 13(e), each Party and its affiliates (including, with respect to the Founder, any other member of the Holder Group) shall each bear its own costs and expenses (including reasonable attorneys’ fees) and shall not reimburse any other Party or its affiliate (including, with respect to the Founder, any other member of the Holder Group) in connection with the foregoing.
(d)Amendment and Waiver. This Agreement or any of its provisions may be waived (either generally or in the specific instance and whether prospectively or retroactively), amended, modified or supplemented only by a written instrument that has been approved by an Authorized Committee and executed by the Founder and the Company. Any failure of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived (whether prospectively or retroactively) by the Party entitled to the benefit thereof only by a written instrument that has been signed by the Party granting such waiver and that, in the case of the Company, has been approved by an Authorized Committee. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
(e)Expenses. Except as expressly set forth in Section 5(e) (with respect to the Independent Expert), each Party shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement, the Amended & Restated Charter and the transactions contemplated hereby and thereby. Nothing herein is intended to amend, modify or waive the Indemnification Agreement. With respect to matters relating to this Agreement, any Authorized Committee shall be advised by independent legal counsel and financial advisors, and all such expenses of any Authorized Committee in connection therewith shall be paid for by the Company.
(f)Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (iii) if sent by electronic mail, upon transmission provided that no “bounceback” or notice of non-delivery is received and (iv) if otherwise actually personally delivered, when delivered; provided, however, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Party:
If to the Company, to:
Meta Platforms, Inc.
1 Meta Way
Menlo Park, CA 94025
Attention: Corporate Secretary
Email: CorporateSecretary@meta.com

with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Michael Kaplan, Hillary A. Coleman
Email: michael.kaplan@davispolk.com; hillary.coleman@davispolk.com

If to any member of the Holder Group, to:
Mark Zuckerberg
c/o Meta Platforms, Inc.
1 Meta Way
Menlo Park, CA 94025
Email: Founder's email address at the Company

with a copy (which shall not constitute notice) to:

Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: William Savitt; Sebastian L. Fain; Ryan A. McLeod; Anitha Reddy
Email: WSavitt@gibsondunn.com; SFain@gibsondunn.com;
RMcLeod@gibsondunn.com; AReddy@gibsondunn.com

(g)Governing Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without regard to the conflict of laws principles thereof which would result in the application of the laws of any other jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, and any appellate court therefrom, or, to the extent such courts do not have subject matter jurisdiction, any other court in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including any action or proceeding brought by, in the right of or on behalf of the Company (including any derivative action or proceeding), or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any such court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court. Each of the Parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 13(f). Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)Equitable Remedies. Each Party acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each Party hereby agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first Party under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other Party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 13(h) shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue. The rights and remedies provided for in this Agreement are cumulative and are not exclusive of any other rights or remedies which the Parties may have hereunder or may otherwise have at law or in equity. Notwithstanding the foregoing or anything to the contrary in this Agreement, each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right to recover from the other Party punitive, exemplary, treble or other multiplied or penalty damages arising out of or relating to this Agreement or the transactions contemplated hereby, whether based in contract, tort or otherwise, and agrees not to seek any such damages in any action or proceeding; provided that nothing in this sentence shall limit either Party’s right to recover direct damages or to obtain the equitable relief described in this Section 13(h).
(i)Severability. In the event that any one or more of the terms or provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement so long as the absence of such terms or provisions does not materially adversely affect any Party, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of this Agreement and which are not materially adverse to any Party. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the Parties as reflected by this Agreement and not materially adverse to any Party. To the extent permitted by applicable law, each Party waives any term or provision of law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.
(j)Interpretation. The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and have been advised by counsel in connection therewith. In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the terms or provisions of this Agreement. For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation”; (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (iii) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular term or provision of this Agreement, unless otherwise specified; (iv) the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”; and (v) the term “business day” shall mean (A) with respect to any action requiring a filing with the Secretary of State of the State of Delaware, a day that the Secretary of State is open and accepting filings and (B) otherwise, a day that the Nasdaq Stock Market is open for regular way trading.
(k)Founder Determinations. To the extent this Agreement requires or permits the Founder to make any determination, designation, election or certification, deliver any certificate, notice, consent or waiver, execute any amendment, waiver or other written instrument, or take any other action hereunder (each, a “Founder Action”), the Founder, at his sole discretion and for such periods as he may determine, may from time to time (i) appoint any other member (or group of members) of the Holder Group to take such Founder Action or (ii) determine that a majority in interest of the members of the Holder Group may take such Founder Action. If the Founder dies or becomes Incapacitated, then from and after such death or Incapacity, any Founder Action may be taken on behalf of the Founder by (A) the person or persons most recently designated by the Founder for such purpose in a written notice delivered to the Company prior to such death or Incapacity or (B) if no such designation is then in effect, the Founder’s executor, administrator, personal representative, guardian, conservator, attorney-in-fact or other legal representative, as applicable (any person described in clause (A) or (B), a “Founder Representative”). Any Founder Action validly taken by a Founder Representative shall have the same force and effect for all purposes of this Agreement as if taken by the Founder, and the Company shall be entitled to rely on any written instrument executed by a Founder Representative that is accompanied by reasonable evidence of such Founder Representative’s authority. For purposes of this Section 13(k), the Founder shall be “Incapacitated” if he is unable to manage his financial affairs by reason of physical or mental illness or incapacity, as determined by a court of competent jurisdiction or certified in writing by two (2) licensed physicians, who are, at the time of such certification, directly responsible for the Founder’s medical care, and shall cease to be Incapacitated upon a like determination or certification that such incapacity has ended, and “Incapacity” shall have a correlative meaning.
14.Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic signature and by electronic mail or PDF), each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

* * * * *

(Signature Page Follows)

IN WITNESS WHEREOF, the Company and the Founder have executed this Agreement as of the Execution Date.

META PLATFORMS, INC.
By: /s/ Katherine R. Kelly
Name: Katherine R. Kelly
Title: Vice President and Corporate Secretary

/s/ Mark Zuckerberg
Mark Zuckerberg